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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    Form 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report:  December 13, 1994



                               AT&T Corp.


     A New York               Commission File               I.R.S. Employer
     Corporation                 No. 1-1105                 No. 13-4924710


            32 Avenue of the Americas, New York, New York 10013-2412

                        Telephone Number (212) 387-5400


















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Form 8-K
December 13, 1994

Item 5.  Other Events

     On December 13, 1994, AT&T Corp. ("AT&T") and Unisource N.V. ("Unisource") announced a new company that will combine their data and business voice services in Europe. With a primary focus on providing communications services to multinational companies in Europe, the new company will offer customers improved access to North America and the Asia/ Pacific regions.

     Subject to regulatory approval by the European Union Authorities, the joint venture is expected to be fully operational by mid-1995. Some services are already available now as a result of the companies' earlier cooperation on closed user-group voice services, and in the WorldPartners Association.

     Under the terms of an agreement in principle, Unisource will own 60 percent of the joint venture and AT&T will own 40 percent. The new company will have assets of approximately $200 million, and more than 2,000 employees, at the outset. It will have more than 300 of the world's leading multinational companies as customers.

     Unisource is a consortium of Dutch, Swiss and Swedish telephone authorities; Spain's Telefonica is in the process of joining Unisource as a fourth and equal shareholder. Unisource will merge its business networks, satellite and voice services divisions with the AT&T Business
Communications Services Europe and AT&T EasyLink* Services groups in creating the joint venture. Employees in 17 countries will join the new company, including a significant number of employees from Spain's
Telefonica.

     Unisource and AT&T have been working together in Europe since April 1994 when a joint bid by the two companies was selected for provisioning of voice services to the European Virtual Private Network Users Association ("EVUA"), a group consisting of approximately 30 of Europe's leading multinational companies.














*Registered trademark of AT&T.
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Form 8-K
December 13, 1994


     In September 1994, Unisource joined the WorldPartners Company as an equity owner and joined the WorldPartners Association as the member for Europe. WorldPartners Company was formed in 1993 by AT&T, Kokusai Denshin Denwa Co. Ltd of Japan and Singapore Telecom to support the provision of high quality advanced telecommunications services by WorldPartners Association members to multinational business customers marketed under the name "WorldSource".* WorldPartners has recruited to date nine telecommunications services providers as members of the WorldPartners Association, the consortium of companies offering WorldSource services, covering twenty-four countries in North America, Europe, and Asia. The new company formed by AT&T and Unisource will become, in place of Unisource, a WorldPartners equity owner and the WorldPartners Association member for Europe. Competition for WorldPartners to service the communications needs of multinational corporations is significant, consisting often of local national telephone authorities as well as consortia formed between MCI Communications Corp. and British Telecommunications plc and, pending regulatory approval, among Sprint Corporation and France Telecom and Deutsche Telekom.




























*Registered servicemark of AT&T.

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Form 8-K
December 13, 1994                                                AT&T Corp.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                                                 AT&T Corp.





                                          By:  S.L. Prendergast
                                               Vice President and Treasurer








December 20, 1994